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                                                                     Exhibit 5.1

                       September 11, 2003


Board of Directors
Sovereign Bancorp, Inc.
1130 Berkshire Boulevard
Wyomissing, Pennsylvania  19610

Re:  Registration Statement on Form S-4
     First Essex Bancorp, Inc.

Ladies and Gentlemen:

     In connection with the proposed offering of up to 12,767,625 shares of common stock, no par value (the "Common Stock"), by Sovereign Bancorp, Inc. (the "Company"), covered by the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to such Common Stock, we, as special counsel to the Company, have reviewed:

          (1) the Articles of Incorporation of the Company;

          (2) the Bylaws of the Company;

          (3) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, certified by the Assistant Secretary of the Company;

          (4) oral confirmation of the legal subsistence of the Company from the Secretary of State of the Commonwealth of Pennsylvania;

          (5) the Registration Statement; and

          (6) copies of the certificates representing shares of the Common
Stock.

     Based upon our review of the foregoing, it is our opinion that:

          (a) the Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth; and
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          (b) the Common Stock covered by the Registration Statement has been duly authorized and, when issued pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL MATTERS" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,



                                   /s/ Stevens & Lee


                                   STEVENS & LEE